                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 20, 2003

                       SKYWAY COMMUNICATIONS HOLDING CORP.
             (Exact name of registrant as specified in its charter)

                 Florida                    000-320-33            65-0881662
     (State or other jurisdiction   (Commission File Number)     (IRS Employer
           of incorporation)                                   Identification No.)

                   6021 142nd Ave North, Clearwater, FL 33760
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (727) 535-8211

                               I-TELECO.COM, INC.
              1221 BRICKELL AVENUE, SUITE 900, MIAMI, FLORIDA 33131
          (Former name or former address, if changed since last report)

                                       1

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

See Item 2.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On July 7, 2003, we entered into a letter of intent with Star Navigation Systems
Group LTD.  The letter of intent is filed as Exhibit 2.1.  We urge all interested parties to review the exhibit.

About Star Navigation Systems Group, LTD.

Star Navigation Systems Group, Ltd, is the developer of the In-Flight Safety
Monitoring System™. Star Navigation has recently tested and certified, by both
Transport Canada and the United States FAA, a proprietary system that it has developed to transmit data from the aircraft to ground based data centers for the duration of a flight. The system closely and actively monitors a flight from beginning to end. The Star Navigation system is one of the first systems in the world to offer a direct connection between the ground and the aircraft for real-time monitoring of on-board airplane systems. For more information,
www.star-navigation.com

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Not applicable.

ITEM 5. OTHER EVENTS.

Brent Kovar, President of SkyWay Communications Holding Corporation and its
wholly owned subsidiary, Sky Way Aircraft, Inc., announced today that he has received notification from the U.S. Patent Office, Washington, D.C. that effective July 1, 2003, the Patent Pending application for his high-speed digital data transmission model, which is currently licensed to SkyWay, had been approved and granted.

This, now patented technology, has served as the operational backbone to the
SkyWay Wireless Internet Service Network located in Tampa, Fl. It has also been utilized to support the communications infrastructure for the research and development testing of a similar wireless technology, which will be utilized in the Sky Way Aircraft air-to-ground applications.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

Not applicable.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Not applicable

(c) Exhibits.

        2.1     Letter of intent with Star

ITEM 8. CHANGE IN FISCAL YEAR.

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE.

Not Applicable.

                                       2

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SKYWAY COMMUNICATIONS HOLDING CORP.
                                      (Registrant)

Date:  July 17, 2003                  By: /s/ James Kent
                                              James Kent, Chief Executive Officer